UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

Paragon 28, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (730) 399-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2022, the Board of Directors (the “Board”) of Paragon 28, Inc. (the “Company”) appointed Meghan M. Scanlon to the Board as a Class III director and as a member of the Compensation Committee of the Board (the “Compensation Committee”) and the Quality, Technology and Regulatory Committee of the Board, effective as of April 1, 2022. Ms. Scanlon’s term as director will expire at the 2024 annual meeting of stockholders or until her successor is elected and qualified or her earlier death, resignation, disqualification, retirement or removal.

Ms. Scanlon has served as Senior Vice President and President, Urology and Pelvic Health Division of Boston Scientific Corporation (NYSE: BSX), a medical device company, since February 2020. She previously held various leadership positions at Boston Scientific, in global marketing and general management since September 2014. Prior to Boston Scientific, Ms. Scanlon worked at DePuy Synthes, Mitek Sports Medicine, the orthopaedics company of Johnson & Johnson from July 2000 to September 2014. Ms. Scanlon holds a B.S. in Mechanical Engineering from Tufts University, and both a M.B.A and a M.S. in Mechanical Engineering from the Massachusetts Institute of Technology.

Pursuant to the Company’s non-employee director compensation program, as non-employee directors, Ms. Scanlon will receive an initial restricted stock unit (“RSU”) award covering an amount of shares of the Company’s common stock (the “Common Stock”) equal to $300,000 divided by the 30 day average stock price of the Company’s Common Stock on the date of the award grant, which will be April 1, 2022. Ms. Scanlon will also receive annual cash retainers in the amount of $45,000 per year for Board service and an additional annual cash retainer in the amount of $7,500 cash per year for her service on the Compensation Committee. The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, which was filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022.

Ms. Scanlon has no relationships requiring disclosure under Item 404(a) of Regulation S-K. Ms. Scanlon is not a party to any arrangement or understanding with any other person pursuant to which she was selected as a director.

In addition, Ms. Scanlon will enter into the Company’s standard indemnification agreement for directors and officers, the form of which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARAGON 28, INC.

Date:	March 28, 2022	By:	/s/ Jonathan Friedman
Jonathan Friedman General Counsel